UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2007

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue, P.O. Box 591, Milwaukee, Wisconsin		53201-0591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Johnson Controls, Inc. (the "Company") is undertaking to meet the requirements of Rule 416(b) under the Securities Act of 1933, as amended, and item 512(a) of Regulation S-K, regarding its Registration Statement No. 333-59594 (the "DRIP/CSPP Registration Statement") relating to the Company’s Automatic Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). Under Rule 416(b), if additional securities are issued as a result of a stock split prior to the completion of the distribution of the securities covered by a registration statement, then the additional securities are covered by the registration statement, provided that the registration statement is amended.

On July 25, 2007, the Company approved a 3-for-1 split (the "Stock Split") of its outstanding common stock ("Common Stock"). The split will become effective October 2, 2007 to shareholders of record September 14, 2007. In connection with the Stock Split, the par value of the Common Stock was changed from $0.04 1/16 per share to $0.01 7/18 per share.

The DRIP/CSPP Registration Statement registered 2,000,000 shares of Common Stock to be sold pursuant to the Plan. Pursuant to Rule 416(b), by virtue of this filing, the DRIP/CSPP Registration Statement is deemed to cover the additional shares of Common Stock that are issuable as a result of the Stock Split.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

October 2, 2007	By:	/s/ Susan M. Kreh

Name: Susan M. Kreh
Title: Vice President and Corporate Controller